Contact:

Kathleen Baum

212-810-5429

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Reports Diluted EPS of $0.95, up 19% over Second Quarter 2005.

Assets Under Management Rise to $464.1 Billion at June 30, 2006.

New York, July 18, 2006 - BlackRock, Inc. (NYSE:BLK) today reported net income for the quarter ended June 30, 2006 of $63.4 million, or $0.95 per diluted share. That compares with net income of $53.3 million, or $0.80 per diluted share, and $70.9 million, or $1.06 per diluted share, in the second quarter of 2005 and first quarter of 2006, respectively. Net income and diluted earnings per share for the six months ended June 30, 2006 were $134.3 million and $2.02, respectively, compared to $99.9 million and $1.49 earned in the six month period ended June 30, 2005.

Second quarter 2006 revenues totaled $360.7 million, an increase of 32.9% compared to second quarter 2005 and a decrease of 8.8% from first quarter 2006. Second quarter 2006 revenues included $69.9 million in performance fees compared to first quarter 2006 performance fees of $114.6 million. First quarter performance fees were partially offset by a $34.5 million one-time payment by the Company related to the State Street Research acquisition.

Second quarter 2006 earnings included approximately $12.5 million ($0.12 per diluted share) of expense associated with the pending Merrill Lynch Investment Managers (MLIM) transaction and approximately $12.3 million ($0.12 per diluted share) of BlackRock’s Long-Term Retention and Incentive Plan (LTIP) expense that will be funded through a contribution of BlackRock stock currently held by PNC. Given the magnitude of the MLIM transaction, BlackRock will continue to report adjusted earnings per share for affected periods that exclude MLIM transaction costs, as well as the portion of the LTIP to be funded through PNC’s contribution of BlackRock stock. Adjusted diluted earnings per share for the second quarter 2006 was $1.19 per share1.

Assets under management (AUM) totaled $464.1 billion at June 30, 2006, up $49.7 billion since June 30, 2005 and $1.0 billion since March 31, 2006. Net new business was $41.8 billion over the past twelve months, including $7.3 billion year-to-date. During the quarter, we experienced net outflows of $447 million, principally as a result of investment strategy or policy related changes by four large fixed income clients and a temporary slowdown in search activity following the announcement of the MLIM transaction. In general, flows remained favorable, particularly from international clients who funded an additional $1.3 billion during the quarter, bringing total net new business from non-U.S. investors to $10.0 billion year-to-date and $20.6 billion over the past twelve months. In addition, we added five long-term engagements for BlackRock Solutions® during the quarter, surpassing the milestone of 100 ongoing assignments and sustaining strong new business momentum. BlackRock closed the quarter with a robust pipeline of wins to be funded, searches in process and BlackRock Solutions prospects in development.

[1]	See notes (a) and (b) to condensed consolidated statements of income and supplemental information in Attachment I on pages 9 and 10.

“Our second quarter financial results were solid, driven by asset growth in prior periods, a favorable shift in our asset mix and strong investment performance,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “MLIM also had a strong second quarter. Pro forma combined AUM were $1.046 trillion at June 30, 2006, up $7.2 billion since first quarter and $54.6 billion since year-end 2005.

“We continued to make steady progress preparing for our merger with MLIM later this year. Most of the talent review has been completed and key organizational decisions have been communicated to clients. Critical infrastructure work remains on schedule and mutual fund proxies and client consents are in process. We remain on target with respect to timing, one-time costs and expected synergies, as articulated when we announced the transaction. I am also pleased that we reached agreement with Nomura to acquire their interest in our joint venture, while preserving our strong relationship in support of shared clients and potential future opportunities.

“I am enormously proud of the efforts of BlackRock’s and MLIM’s employees and I am confident that their efforts will result in the creation of an exceptional franchise differentiated by the quality and range of capabilities the new BlackRock will have to serve investors throughout the world.”

Second Quarter Financial Highlights

Second quarter 2006 revenues were $360.7 million, an increase of 32.9% from $271.4 million reported in second quarter 2005 and a decrease of 8.8% from $395.7 million reported in first quarter 2006. Second quarter 2006 investment advisory and administration fees rose to $313.9 million, an increase of 35.6% from $231.5 million reported in second quarter 2005. The increase was a result of higher average AUM, as AUM rose to $464.1 billion at June 30, 2006 from $414.4 billion at June 30, 2005, and higher performance fees. Performance fees were $69.9 million in second quarter 2006, versus $21.4 million reported in second quarter 2005 and $114.6 million in first quarter 2006. Other income, which includes BlackRock Solutions and property management fees, was $46.8 million for second quarter 2006, an increase of 17.3%, from $39.9 million reported in second quarter 2005 and an increase of 1.9% from first quarter 2006. Second quarter 2006 BlackRock Solutions revenues rose to $29.2 million, an increase of 22.1%, from $23.9 million in second quarter 2005.

Second quarter 2006 operating expenses increased 39.3% to $264.1 million, from $189.5 million in the second quarter 2005. The $74.6 million increase was attributable primarily to increases in employee compensation and benefits and general and administration expense. Compensation and benefits rose 35.2% to $177.1 million from $131.0 million due to higher incentive compensation associated with performance fees, higher accruals for year-end bonuses based on operating income and an increase in the number of employees to 1,915 (excluding 402 Metric Property employees) at June 30, 2006 from 1,575 at June 30, 2005. Second quarter 2006 general and administration expense was $74.4 million, an increase of 60.3% from $46.4 million in second quarter 2005, primarily as a result of an increase of $7.8 million in market data services, occupancy and marketing costs, and $12.5 million in expenses related to the MLIM transaction.

The Company’s adjusted operating margin1 was 35.6%, 41.4% and 37.0% for second quarter 2006, first quarter 2006 and second quarter 2005, respectively. The decrease in adjusted operating margin from first quarter 2006 was attributable principally to a large first quarter performance fee. Absent that fee and related payments, first quarter 2006 adjusted operating margin would have been approximately 36.6%1.

Second quarter 2006 non-operating income increased 21.5% to $4.8 million from $4.0 million in second quarter 2005, principally as a result of market appreciation and returns on investments.

[1]	See notes (a) and (b) to condensed consolidated statements of income and supplemental information in Attachment I on pages 9 and 10.

Second Quarter Business Highlights

•	Fixed income AUM ended the quarter at $307.6 billion, down $1.3 billion versus March 31, 2006. New business efforts were overshadowed by $4.8 billion of outflows from four large clients in connection with changes to their investment strategies or policies. Momentum remained strong otherwise, including $1.2 billion of net inflows in global bonds and $728 million of net new business in sector-specialty mandates. Notwithstanding challenging markets and ongoing integration planning activity related activity, investment performance remained highly competitive, with 92% or more of taxable bond fund assets in the top two Lipper quartiles for the year-to-date, one-, three- and five-year periods ended June 30, 2006.

•	Cash management assets stood at $88.4 billion at quarter-end, up $1.9 billion since March 31, 2006. Average assets were $87.0 billion for the first half of the year versus $77.2 billion for 2005. Continued Federal Reserve tightening during the quarter led to outflows in institutional liquidity funds, which were offset by net inflows in separate accounts, including securities lending portfolios. Yields remained competitive and client service continued to differentiate the firm, but asset flows are expected to remain volatile in the face of uncertainty regarding monetary policy.

•	Equity assets were $40.9 billion at second quarter-end, as $733 million of net inflows were offset almost fully by $613 million of market declines. We were able to capitalize on the breadth of BlackRock’s platform in attracting new business across a variety of global, international and domestic mandates. As a result of asset flows during the quarter, the Company closed its small and small/mid cap growth products to new separate account investors. Investment performance remained competitive overall, with 60% or more of institutional equity composites outperforming their benchmarks and more than two-thirds of equity fund AUM ranked in the top two Lipper quartiles for the one- and three-year periods ended June 30, 2006.

•	Assets managed in alternative investments increased $247 million during the quarter to $27.1 billion at June 30, 2006. Strong net new business in real estate equity was offset by net outflows in hedge funds and the redemption of a collateralized debt obligation. Several new products are in development and are expected to fund prior to year-end. Performance was generally positive for the quarter and year-to-date, with particular strength in energy hedge funds, real estate and fund of hedge funds.

•	Net new business continued to span BlackRock’s diverse global client base. During the quarter, $1.8 billion of net inflows were attracted from institutional liquidity clients, $843 million from pension and other tax-exempt institutions, and $987 million from mutual fund investors. These fundings, however, were insufficient to overcome $4.1 billion of net outflows from insurance companies and other taxable institutions, driven in large measure by the asset reallocations referenced earlier.

•	During the second quarter, the Company realized $31.7 million in BlackRock Solutions revenue, up 25% year-over-year. Five net new long-term assignments and one net new short-term engagement were added in the second quarter of 2006. These mandates encompassed investment tools, advisory and outsourcing services. At quarter-end, four system implementations were in progress, not including the work being done in connection with the BlackRock/MLIM integration, and BlackRock had over 100 distinct assignments for more than 85 clients.

•	The Company’s new business pipeline is very strong, including $12.5 billion of wins funded or to be funded, including $4.6 billion in cash management assets and nearly 500 searches in process. The impending transaction with MLIM temporarily slowed new business momentum, although search activity appears to have picked up following rollout of the planned post-merger investment management platform to clients and their consultants. Interest in BlackRock Solutions products has continued unabated and the Company has a number of significant Aladdin® and risk management opportunities in development.

2007 Outlook

The Company has decided to provide preliminary guidance on 2007 earnings due to the significant changes in operating results expected from the combination of BlackRock and MLIM. The Company may provide additional updates to this guidance through the end of the year but will not provide guidance on quarterly or full year results for 2006.

On February 15, 2006, BlackRock announced a planned combination with MLIM. In that announcement, BlackRock described certain assumptions concerning costs and synergies associated with the transaction including anticipated one-time charges of $200 million and expected expense synergies of $140 million of which $70 million were expected to be realized in the first year of combined operations.

Currently, the Company anticipates one-time charges will be less than original estimates largely due to certain MLIM employee retention costs being reallocated to long-term programs. This has the effect of transferring costs that were expected to be expensed at closing to future periods. In addition, the Company is finalizing plans for a new Long-Term Incentive and Retention Plan (LTIP) for BlackRock employees. The expense associated with the new BlackRock LTIP and merger related retention programs is expected to approximate $26 million per quarter in 2007. A significant portion of this expense will be funded by PNC through the contribution of BlackRock shares available from the previous LTIP program and by Merrill Lynch in connection with negotiated cost-sharing arrangements. Finally, the Company currently expects to achieve between $70 million and $85 million of pre-tax expense synergies in 2007.

The following chart presents Management’s estimated range of earnings for 2007 with the mid-point of the range reflecting no significant change in current economic or business conditions. This range also incorporates the financial impact of the previously noted transaction-related items.

	2007
Diluted earnings per share range, GAAP basis	$6.10	$6.60
Per diluted share adjustment:
PNC/Merrill LTIP funding obligation	0.35	0.45

Diluted earnings per share, as adjusted	$6.45	$7.05

Included in the GAAP diluted earnings per share range is expected pre-tax expense of approximately $110 million for identified intangible amortization (non-cash), performance fees of revenue of $100 - $250 million, or $0.20 - $0.50 per diluted share and fully diluted shares outstanding of approximately 134 million.

Performance Notes

Past performance is no guarantee of future results. Mutual fund performance data is net of fees and expenses, assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class. BlackRock waives certain fees, without which performance would be lower. Investments in BlackRock Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than three years of performance.

Fixed Income Portfolios of BlackRock Funds: The Core Bond Total Return, Core PLUS Total Return, Intermediate PLUS Bond and the Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group. The Low Duration Bond and Enhanced Income Portfolios are in the Short Investment Grade Debt Lipper peer group. The Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The High Yield Bond and Inflation Protected Bond Portfolios are in the High Current Yield and Treasury Inflation Protected Securities Lipper peer groups, respectively. The Intermediate Government Bond and GNMA Portfolios are in the Intermediate U.S. Government and GNMA Lipper peer groups, respectively.

Equity Portfolios of BlackRock Funds: The Asset Allocation and the Index Equity Portfolios are in the Flexible Portfolio and S&P 500 Index Objective Lipper peer groups, respectively. The Large Cap Value and Mid-Cap Value Equity Portfolios are in the Multi-Cap Value and Mid-Cap Value Lipper peer groups, respectively. The Small Cap Growth Equity and Health Sciences Portfolios are in the Small Cap Growth and Health/Biotechnology Lipper peer groups, respectively. The International Opportunities and Legacy Portfolios are in the International Small/Mid-Cap Growth and Large Cap Growth Lipper peer groups, respectively. The Global Resources and the All-Cap Global Resources Portfolios are in the Natural Resources Lipper peer group. The U.S. Opportunities and Global Science and Technology Opportunities Portfolios are in the Mid-Cap Core and Science & Technology Lipper peer groups, respectively.

Composites Performance: Investment performance does not reflect the deduction of advisory fees and other expenses, which will reduce performance results and the return to investors. All performance results assume reinvestment of dividends, interest and/or capital gains. BlackRock is the source of benchmark data for composites. Some BlackRock composites have less than three years of performance.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $464.1 billion of assets under management at June 30, 2006. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Headquartered in New York City, the firm serves clients from offices in the U.S., Europe and Asia. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This communication, and other statements that BlackRock may make, including statements about the benefits of the transaction with Merrill Lynch and under the heading “2007 Outlook”, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts and the former MLIM business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock’s success in maintaining the distribution of its products; and (18) the ability of BlackRock to complete the transaction with Merrill Lynch.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions, a registration statement of New BlackRock, Inc. (Registration No. 333-134916), which includes a preliminary proxy statement of BlackRock, and other materials have been filed with the SEC and are publicly available. The proxy statement/prospectus will be mailed to the stockholders of BlackRock. STOCKHOLDERS OF BLACKROCK ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN

IMPORTANT INFORMATION. Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

PARTICIPANTS IN THE SOLICITATION

BlackRock and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include BlackRock’s executive officers and directors. Further information regarding persons who may be deemed participants will be available in BlackRock’s proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the transaction.

# # #

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended June 30,		% Change	Three months ended March 31, 2006	% Change	Six months ended June 30,		% Change
	2006	2005				2006	2005
Revenue
Investment advisory and administration fees
Separate accounts	$224,825	$154,224	45.8%	$262,208	(14.3%)	$487,033	$296,109	64.5%
Mutual funds	89,103	77,247	15.3%	87,500	1.8%	176,603	147,618	19.6%

Total investment advisory and administration fees	313,928	231,471	35.6%	349,708	(10.2%)	663,636	443,727	49.6%
Other income	46,805	39,918	17.3%	45,952	1.9%	92,757	77,744	19.3%

Total revenue	360,733	271,389	32.9%	395,660	(8.8%)	756,393	521,471	45.0%

Expense
Employee compensation and benefits	177,098	131,015	35.2%	191,796	(7.7%)	368,894	257,959	43.0%
Fund administration and servicing costs	10,556	10,426	1.2%	10,374	1.8%	20,930	19,535	7.1%
General and administration	74,367	46,397	60.3%	91,434	(18.7%)	165,801	92,564	79.1%
Amortization of intangible assets	2,029	1,656	22.5%	2,029	0.0%	4,058	2,937	38.2%

Total expense	264,050	189,494	39.3%	295,633	(10.7%)	559,683	372,995	50.1%

Operating income	96,683	81,895	18.1%	100,027	(3.3%)	196,710	148,476	32.5%

Non-operating income
Investment income	6,845	6,027	13.6%	15,064	(54.6%)	21,909	15,814	38.5%
Interest expense	(2,030)	(2,063)	(1.6%)	(1,969)	3.1%	(3,999)	(4,077)	(1.9%)

Total non-operating income	4,815	3,964	21.5%	13,095	(63.2%)	17,910	11,737	52.6%

Income before income taxes and minority interest	101,498	85,859	18.2%	113,122	(10.3%)	214,620	160,213	34.0%
Income taxes	37,237	31,324	18.9%	41,618	(10.5%)	78,855	58,655	34.4%

Income before minority interest	64,261	54,535	17.8%	71,504	(10.1%)	135,765	101,558	33.7%
Minority interest	857	1,200	(28.6%)	642	33.5%	1,499	1,687	(11.1%)

Net income	$63,404	$53,335	18.9%	$70,862	(10.5%)	$134,266	$99,871	34.4%

Weighted-average shares outstanding
Basic	64,136,378	64,354,069	(0.3%)	64,074,888	0.1%	64,105,803	64,322,465	(0.3%)
Diluted	66,653,479	66,796,087	(0.2%)	66,731,560	(0.1%)	66,520,436	66,844,720	(0.5%)
Earnings per share
Basic	$0.99	$0.83	19.3%	$1.11	(10.8%)	$2.09	$1.55	34.8%
Diluted	$0.95	$0.80	18.8%	$1.06	(10.4%)	$2.02	$1.49	35.6%
Dividends paid per share	$0.42	$0.30	40.0%	$0.42	0.0%	$0.84	$0.60	40.0%
Supplemental information:
Operating income, as adjusted (a)	$122,621	$94,333	30.0%	$157,274	(22.0%)	$279,895	$183,621	52.4%
Operating margin, GAAP	26.8%	30.2%	(11.3%)	25.3%	5.9%	26.0%	28.5%	(8.8%)
Operating margin, as adjusted (a)	35.6%	37.0%	(3.7%)	41.4%	(14.0%)	38.7%	37.3%	3.6%
Net income, as adjusted (b)	$79,088	$60,565	30.6%	$82,363	(4.0%)	$161,451	$120,085	34.4%
Diluted earnings per share, as adjusted (b)	$1.19	$0.91	30.8%	$1.23	(3.3%)	$2.43	$1.80	35.0%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(a) While BlackRock reports its financial results on a GAAP basis, management believes that evaluating its ongoing operating results may not be as useful if investors are limited to reviewing only GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations, and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock's financial performance over time. BlackRock's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Operating margin, as adjusted, equals operating income, as adjusted, divided by revenue used for operating margin measurement, as indicated in the table below. Computations for all periods presented include affiliated and unaffiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company's consolidated financial statements as follows:

	Three months ended			Six months ended June 30,
	June 30,		March 31, 2006
	2006	2005		2006	2005
Operating income, GAAP basis	$96,683	$81,895	$100,027	$196,710	$148,476
Add back: PNC LTIP funding obligation	12,347	12,247	11,676	24,023	23,983
Appreciation on assets related to deferred compensation plans	1,044	191	4,542	5,586	2,289
Fee sharing payment	—	—	34,450	34,450	—
MLIM transaction costs	12,547	—	6,579	19,126	—
SSR acquisition costs	—	—	—	—	8,873

Operating income, as adjusted	122,621	94,333	157,274	279,895	183,621

Revenue, as reported	360,733	271,389	395,660	756,393	521,471
Less: fund administration and servicing costs	(10,556)	(10,426)	(10,374)	(20,930)	(19,535)
Reimbursable property management compensation	(5,879)	(6,239)	(5,598)	(11,477)	(10,298)

Revenue used for operating margin measurement	344,298	254,724	379,688	723,986	491,638

Operating margin, GAAP basis	26.8%	30.2%	25.3%	26.0%	28.5%

Operating margin, as adjusted	35.6%	37.0%	41.4%	38.7%	37.3%

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of management's ability to, and useful to management in deciding how to, effectively employ BlackRock's resources. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors. The 2006 fee sharing payment has been excluded because it represents a non-recurring payment (based upon a performance fee) pursuant to the SSR acquisition agreement. The portion of the BlackRock Long-Term Retention and Incentive Plan ("LTIP") expense associated with awards to be met by the distribution to participants of shares of BlackRock stock currently held by PNC has been excluded because, exclusive of the potential impact related to LTIP participants' put options, these charges will not impact BlackRock’s book value. Compensation expense associated with appreciation on assets related to BlackRock's deferred compensation plans has been excluded because investment returns on these assets reported in non-operating income, net of the related impact on compensation expense, results in a nominal impact on net income. MLIM transaction costs consist of certain professional fees incurred in 2006 related to the pending MLIM transaction. SSR acquisition costs consist of certain compensation costs and professional fees incurred in 2005.

Fund administration and servicing costs have been excluded from revenue used for operating margin measurement, as adjusted, because the Company receives offsetting revenue and expense for these services. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. ("Realty") personnel. These employees are retained on Realty's payroll when properties are acquired by Realty's clients. The related compensation and benefits are fully reimbursed by Realty's clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock.

If first quarter 2006 revenue is reduced by a multi-year performance fee of $106 million, and operating income is adjusted by $57.2 million for related expenses, operating margin, as adjusted, would be 36.6%.

(b) While BlackRock reports its financial results on a GAAP basis, management believes that evaluating the Company's ongoing operating results may not be as useful if investors are limited to reviewing only GAAP-basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations, and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock's financial performance over time. Nevertheless, BlackRock's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

	Three months ended			Six months ended June 30,
	June 30,		March 31, 2006
	2006	2005		2006	2005
Net income, GAAP basis	$63,404	$53,335	$70,862	$134,266	$99,871
Add back: PNC’s LTIP funding requirement	7,779	7,716	7,356	15,135	15,110
SSR acquisition costs	—	—	—	—	5,590
MLIM transaction costs	7,905	—	4,145	12,050	—
Impact of Trepp sale	—	(486)	—	—	(486)

Net income, as adjusted	79,088	60,565	82,363	161,451	120,085

Diluted weighted average shares outstanding	66,653,479	66,796,087	66,731,560	66,520,436	66,844,720

Diluted earnings per share, GAAP basis	$0.95	$0.80	$1.06	$2.02	$1.49

Diluted earnings per share, as adjusted	$1.19	$0.91	$1.23	$2.43	$1.80

Management believes that net income, as adjusted, and diluted earnings per share, as adjusted, are effective measurements of BlackRock's profitability and financial performance. The portion of LTIP expense associated with awards to be met by PNC's funding requirement has been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, because, exclusive of the potential impact related to LTIP participants' put options, these charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees in 2005. Compensation reflected in this amount represents direct performance incentives paid to SSR employees assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Net income, as adjusted, and diluted earnings per share, as adjusted, exclude this amount because it does not relate to the current period’s operations. MLIM transaction costs consist of compensation costs and professional fees incurred in 2006 in conjunction with the pending MLIM transaction. Professional fees related to the SSR acquisition and the MLIM transaction reflected in GAAP net income have been deemed non-recurring by management and have been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended June 30,		% Change	Three months ended March 31,	% Change	Six months ended June 30,		% Change
	2006	2005		2006		2006	2005
Separate Account Revenue
Separate account base fees:
Fixed income	$86,917	$79,477	9.4%	$85,354	1.8%	$172,270	$153,214	12.4%
Cash Management	1,988	2,079	(4.4%)	1,857	7.1%	3,845	3,702	3.9%
Equity	21,898	18,661	17.3%	21,023	4.2%	42,921	34,150	25.7%
Alternatives	44,079	32,569	35.3%	39,367	12.0%	83,446	56,950	46.5%

Separate account base fees	154,882	132,786	16.6%	147,601	4.9%	302,482	248,015	22.0%
Separate account performance fees	69,943	21,438	226.3%	114,607	(39.0%)	184,551	48,094	283.7%

Total separate account revenue	224,824	154,224	45.8%	262,208	(14.3%)	487,033	296,109	64.5%

Mutual Fund Revenue
Fixed income	26,947	28,674	(6.0%)	26,652	1.1%	53,600	55,879	(4.1%)
Cash Management	28,275	23,674	19.4%	28,004	1.0%	56,278	47,244	19.1%
Equity	33,881	24,898	36.1%	32,844	3.2%	66,725	44,495	50.0%

Total mutual fund revenue	89,103	77,247	15.3%	87,500	1.8%	176,603	147,618	19.6%

Total investment advisory and administration fees	313,928	231,471	35.6%	349,708	(10.2%)	663,636	443,727	49.6%
BlackRock Solutions	29,217	23,927	22.1%	29,322	(0.4%)	58,539	50,562	15.8%
Other income	17,588	15,991	10.0%	16,630	5.8%	34,218	27,182	25.9%

Total other income	46,805	39,918	17.3%	45,952	1.9%	92,757	77,744	19.3%

Total revenue	$360,733	$271,389	32.9%	$395,660	(8.8%)	$756,393	$521,471	45.0%

Attachment III

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$368,687	$484,223
Accounts receivable	438,276	339,578
Investments	347,253	298,668
Intangible assets, net	489,676	483,982
Other assets	280,029	241,549

Total assets	$1,923,921	$1,848,000

Liabilities, minority interest and stockholders' equity
Accrued compensation	$474,635	$522,637
Long term borrowings	253,170	253,791
Other liabilities	135,013	139,715

Total liabilities	862,818	916,143
Minority interest	19,953	9,614
Stockholders’ equity	1,041,150	922,243

Total liabilities, minority interest and stockholders' equity	$1,923,921	$1,848,000

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	June 30, 2006	June 30, 2005	March 31, 2006	December 31, 2005
All Accounts
Fixed income	$307,640	$284,082	$308,945	$303,928
Cash Management	88,431	75,183	86,484	86,128
Equity	40,872	32,378	40,751	37,303
Alternative investment products	27,127	22,768	26,880	25,323

Total	$464,070	$414,411	$463,060	$452,682

Separate Accounts
Fixed income	$283,235	$258,411	$284,418	$279,368
Cash Management	9,956	8,164	9,654	7,275
Cash Management-Securities lending	11,295	7,368	8,073	5,294
Equity	22,702	18,525	23,082	20,832
Alternative investment products	27,127	22,768	26,880	25,323

Subtotal	354,315	315,236	352,107	338,092

Mutual Funds
Fixed income	24,405	25,671	24,527	24,560
Cash Management	67,180	59,651	68,757	73,559
Equity	18,170	13,853	17,669	16,471

Subtotal	109,755	99,175	110,953	114,590

Total	$464,070	$414,411	$463,060	$452,682

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Six Months ended		Three Months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
All Accounts
Beginning assets under management	$452,682	$341,760	$463,060	$391,328
Net subscriptions (redemptions) *	7,272	15,664	(447)	15,559
Acquisitions	—	49,966	—	89
Market appreciation	4,116	7,021	1,457	7,435

Ending assets under management	$464,070	$414,411	$464,070	$414,411

Separate Accounts
Beginning assets under management	$338,092	$247,927	$352,107	$292,186
Net subscriptions *	12,447	20,591	161	16,069
Acquisitions	—	40,181	—	—
Market appreciation	3,776	6,537	2,047	6,981

Ending assets under management	354,315	315,236	354,315	315,236

Mutual Funds
Beginning assets under management	114,590	93,833	110,953	99,142
Net (redemptions) *	(5,175)	(4,927)	(608)	(510)
Acquisitions	—	9,785	—	89
Market appreciation (depreciation)	340	484	(590)	454

Ending assets under management	109,755	99,175	109,755	99,175

Total	$464,070	$414,411	$464,070	$414,411

*	Includes dividend reinvestment

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	December 31, 2005			March 31, 2006			June 30, 2006
	Beginning Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets
Separate Accounts
Fixed Income	$279,368	$5,892	$(842)	$284,418	$(3,016)	$1,833	$283,235
Alternative Investment Products	25,323	861	696	26,880	(132)	379	27,127
Equity	20,832	438	1,812	23,082	(129)	(251)	22,702
Cash Management	7,275	4,194	63	11,532	(1,662)	86	9,956
Cash Management-Securities lending	5,294	901	—	6,195	5,100	—	11,295

Total Separate Accounts	338,092	12,286	1,729	352,107	161	2,047	354,315

Mutual Funds
Cash Management	73,559	(4,802)	—	68,757	(1,577)	—	67,180
Fixed Income	24,560	69	(103)	24,526	106	(228)	24,404
Equity	16,471	166	1,033	17,670	863	(362)	18,171

Total Mutual Funds	114,590	(4,567)	930	110,953	(608)	(590)	109,755

Total	$452,682	$7,719	$2,659	$463,060	$(447)	$1,457	$464,070

	December 31, 2005			March 31, 2006			June 30, 2006
	Beginning Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets
Mutual Funds
BlackRock Liquidity Funds	$66,386	$(5,133)	$0	$61,253	$(1,821)	$0	$59,432
BlackRock Funds	25,670	378	755	26,803	79	(364)	26,518
Closed-End Funds	17,599	39	162	17,800	5	(217)	17,588
Other Commingled Funds	3,993	96	—	4,089	1,148	(20)	5,217
BlackRock Global Series	942	53	13	1,008	(19)	11	1,000

Total Mutual Funds	$114,590	$(4,567)	$930	$110,953	$(608)	$(590)	$109,755